Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2 of U.S. Center for Energy Information, Inc., of our report dated December 10, 2004, on our audit of the financial statements of U.S. Center for Energy Information, Inc., as of June 30, 2004, and for the period then ended.


                                       /s/ BATEMAN & CO., INC., P.C.

                                       BATEMAN & CO., INC., P.C.

Houston, Texas
February 27, 2005